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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT


                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Andrew B. Shoup, Chief Administrative Officer of Consulting Group Capital Markets Funds - Multi-Strategy Market Neutral Investments (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended March 31, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                    Chief Financial Officer
Consulting Group Capital Markets           Consulting Group Capital Markets
Funds - Multi-Strategy Market Neutral      Funds - Multi-Strategy Market Neutral
Investments                                Investments

/s/ R. Jay Gerken                          /s/ Andrew B. Shoup
---------------------------                --------------------
R. Jay Gerken                              Andrew B. Shoup
Date:  June 7, 2004                        Date:  June 7, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. (S) 1350 and is not being filed as part of the Form N-CSR with the Commission.